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                               September 10, 1997






Hollywood Entertainment Corporation
25600 SW Parkway Center Drive
Wilsonville, Oregon  97070

              Re:  Registration Statement on Form S-4
                   $100,000,000 Aggregate Principal Amount of
                   10-5/8% Series B Senior Subordinated Notes due 2004
                   ---------------------------------------------------

Ladies and Gentlemen:

          In connection with the registration of $200,000,000 aggregate principal amount of 10-5/8% Series B Senior Subordinated Notes due 2004 (the "Series B Notes") by Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on September 10, 1997, you have requested our opinion with respect to the matters set forth below.

          In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance of the Series B Notes, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an

LATHAM & WATKINS

Hollywood Entertainment Corporation
September 10, 1997
Page 2



examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the State of New York.

          Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when Series B Notes have been duly executed, authenticated and delivered by or on behalf of the Company in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Series B Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          The opinion rendered in the paragraph above relating to the enforceability of the Series B Notes is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 6.12 of the Indenture.

          We assume for purposes of this opinion that (i) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Oregon, and has the corporate power and authority to issue the Series B Notes; (ii) the Series B Notes have been duly authorized by all necessary corporate action by the Company; (iii) the Indenture has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the legally valid, binding

LATHAM & WATKINS

Hollywood Entertainment Corporation
September 10, 1997
Page 3


and enforceable obligation of the Company enforceable against the Company in accordance with its terms; (iv) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (v) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (vi) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes its legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; (vii) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and
(viii) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference therein to our firm contained under the heading "Legal Matters".


                                       Very truly yours,

                                       /s/ Latham & Watkins